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                                                                    EXHIBIT 99.1

                   NEWS RELEASE...NEWS RELEASE...NEWS RELEASE

FOR IMMEDIATE RELEASE                      FOR FURTHER INFORMATION, CONTACT:
Date:  July 25, 2003                       Kristy Williams  615-595-5531
                                           David McCurrach  615-595-5531

                               FRANKLIN FINANCIAL
                                 REPORTS SECOND
                                 QUARTER RESULTS


FRANKLIN, TENNESSEE, JULY 25, 2003 - Franklin Financial Corporation (Nasdaq:
FNFN) reported second quarter financial results today. Total deposits grew 16.3% over second quarter 2002 from $653 million at June 30, 2002 to $759 million at June 30, 2003. For the same 12-month period, loans increased 10.3%, from $494 million at June 30, 2002 to $544 million at June 30, 2003; and shareholders equity was up 30%, from $41 million at June 30, 2002 to $54 million at June 30, 2003. Total asset growth was 13.6% over second quarter 2002, from $785 million at June 30, 2002 to $892 million at June 30, 2003.

Net income for the six months ended June 30, 2003 was $4 million or $0.44 per diluted share as compared to $5.1 million or $0.58 per diluted share for the same period last year. Net income for the quarter ended June 30, 2003 was $1.1 million or $0.12 per diluted share compared to $2.5 million or $0.28 per diluted share for the same quarter 2002. During the second quarter 2003, earnings were reduced by two pretax charges totaling $3.4 million. The first charge is a $2.5 million write down on equipment repossessed from a single borrower. The second charge is a $937 thousand downward valuation adjustment in mortgage servicing rights. As mortgage interest rates have declined, prepayment speeds on mortgages have increased, resulting in a reduction in the value of the mortgage servicing rights.

"The banking business is great, as is business for the vast majority of our customers," commented Franklin Financial Corporation Chairman, President and CEO Gordon E. Inman. "Unfortunately, that was not the case for one large borrower who experienced a significant downturn in their industry that eventually led to bankruptcy and an anticipated loss on the sale of the equipment that collateralized their loans." Inman continued, "The mortgage servicing valuation adjustment was the result of the high level of mortgage refinancings that have reduced the value of mortgage servicing rights."

For the second quarter of 2003, Franklin Financial Corporation once again paid a quarterly cash dividend of $.05775 per share. Corporate data may be found on the Internet at FNFN.net. The common stock of Franklin Financial Corporation is listed on the Nasdaq National Market under the symbol "FNFN".

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Franklin Financial Corporation is a financial services holding company and the parent company of Franklin National Bank. Franklin National Bank operates nine retail branches in Williamson, Davidson, and Maury counties. The bank's Internet site is FranklinNetBranch.com. In addition to Franklin National Bank, Franklin Financial Corporation is the parent company of Franklin Financial Mortgage, Franklin Financial Insurance Agency, and Franklin Financial Securities.

On July 24, 2002, Fifth Third Bancorp (Nasdaq: FITB-News) and Franklin Financial Corporation announced the signing of a definitive agreement in which Fifth Third will acquire Franklin Financial Corporation and its subsidiary, Franklin National Bank, headquartered in Franklin, Tennessee. On March 27, 2003, the definitive agreement was amended to extend the termination date to June 30, 2004 and to revise the exchange ratio.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING FRANKLIN FINANCIAL CORPORATION'S FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND FRANKLIN FINANCIAL CORPORATION'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT FRANKLIN FINANCIAL CORPORATION, IS CONTAINED IN FRANKLIN FINANCIAL CORPORATION'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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FRANKLIN FINANCIAL CORPORATION
(ALL DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                    Three Months Ended                        Six Months Ended
                                                        June 30,                                   June 30,
                                                -------------------------      Percent    ------------------------         Percent
                                                  2003             2002        Change        2003           2002           Change
                                                ---------       ---------      -------    ---------      ---------         -------
Income Statement
Interest income                                 $  11,730       $  12,719        (7.8)    $  23,603      $  25,197          (6.3)
Interest expense                                    3,928           4,485       (12.4)        7,988          9,090         (12.1)
                                                ---------       ---------                 ---------      ---------

Net interest income                                 7,802           8,234        (5.2)       15,615         16,107          (3.1)
Provision for loan losses                             485             800       (39.4)        1,405          1,450          (3.1)
Non-interest income                                 3,394           1,964        72.8         6,462          3,913          65.1
Non-interest expense                                9,135           5,592        63.4        14,598         10,770          35.5
                                                ---------       ---------                 ---------      ---------

Income before income taxes                          1,576           3,806       (58.6)        6,074          7,800         (22.1)

Income taxes                                          494           1,299       (62.0)        2,102          2,684         (21.7)
                                                ---------       ---------                 ---------      ---------

Net income                                      $   1,082       $   2,507       (56.8)    $   3,972      $   5,116         (22.4)
                                                ---------       ---------                 ---------      ---------



Per Share Data
Basic                                           $    0.13       $    0.32       (59.0)    $    0.48      $    0.65         (26.0)
Diluted                                              0.12            0.28       (57.1)         0.44           0.58         (24.1)
Cash Dividends                                    0.05775           0.055         5.0        0.1155           0.11           5.0
Common book value per share                          6.46            5.25        23.0          6.46           5.25          23.0
Weighted average shares outstanding
  Basic                                             8,329           7,906         5.4         8,237          7,883           4.5
  Diluted                                           9,098           8,858         2.7         8,959          8,754           2.3


Balance Sheet Summary                                   June 30,
                                                -------------------------
Assets                                             2003           2002
                                                ---------       ---------
  Cash and cash equivalents                     $  35,431       $  22,811        55.3
  Federal funds sold                                1,270           1,386        (8.4)
  Securities                                      294,621         250,675        17.5
  Loans                                           544,334         493,621        10.3
  Allowance for loan losses                        (6,106)         (4,972)       22.8
                                                ---------       ---------
  Net loans                                       538,228         488,649        10.1
  Other assets                                     22,719          21,978         3.4

Total assets                                    $ 892,269       $ 785,499        13.6
                                                ---------       ---------

Liabilities and stockholders' equity
  Deposits                                      $ 759,109       $ 652,530        16.3
  Other borrowings                                 75,100          88,439       (15.1)
  Other liabilities                                 4,127           3,034        36.0
                                                ---------       ---------
  Total liabilities                               838,336         744,003        12.7
  Total stockholders' equity                       53,933          41,496        30.0
                                                ---------       ---------
Total liabilities and stockholders' equity      $ 892,269       $ 785,499        13.6
                                                ---------       ---------

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                         FRANKLIN FINANCIAL CORPORATION
                           (ALL DOLLARS IN THOUSANDS)
                                   (UNAUDITED)



                                                    THREE MONTHS ENDED                SIX MONTHS ENDED
                                                         JUNE 30,                          JUNE 30,
                                                 ------------------------          ------------------------
                                                   2003             2002             2003             2002
                                                 --------         --------         --------         --------
AVERAGE BALANCES
   Loans                                         $546,789         $479,173          546,731         $463,970
   Securities                                     283,411          254,001          272,851          255,631
   Earning Assets                                 835,511          734,121          832,991          722,092
   Total Assets                                   876,842          771,721          873,224          759,417

   Demand deposits                                 85,690           51,369           82,222           51,368
   Interest-Bearing Deposits                      648,051          587,698          653,619          580,012
   Total Deposits                                 733,741          639,067          735,841          631,380
   Shareholders' Equity                            53,033           39,419           51,519           38,082

KEY PERFORMANCE RATIOS
   Return on Average Assets (Annualized)             0.49%            1.30%            0.91%            1.35%
   Return on Average Equity (Annualized)             8.16            25.43            15.42            26.87
   Net Interest Margin                               3.74             4.49             3.75             4.46
   Efficiency Ratio                                 81.13            53.97            65.04            52.99

ASSET QUALITY DATA
   Nonperforming Assets                          $  4,506         $  2,312            4,506         $  2,312

   Allowance for Loan and Lease Losses              6,106            4,972            6,106            4,972

   Net Charge-Offs/ (Recoveries)                      314              421             1060              747

   Nonperforming Assets to Total Loans               0.83%            0.47%            0.83%            0.47%
   Allowance for Loan and Lease Losses to
      Period-End Loans                               1.12             1.01             1.12             1.01
   Net Charge-Offs/ (Recoveries) to
      Average Loans                                  0.06             0.09             0.19             0.16